SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Power Integrations, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Important Notice Regarding the Availability of Proxy Materials for the

2012 Annual Meeting of Stockholders to be Held on June 18, 2012

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual meeting of stockholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and the location of the annual meeting are on the reverse side. Your vote is important!

This communication is not a form for voting and presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 1: Go to www.investorvote.com/POWI.
Step 2: Click on the icon on the right to view current meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one otherwise you will not receive one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before June 1, 2012 to facilitate timely delivery.

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Power Integrations’ 2012 Annual Meeting of Stockholders will be held on June 18, 2012 at 5245 Hellyer Ave, San Jose, CA 95138, at 10:00 a.m. Pacific Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR all the nominees listed, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.

1.	Election of Directors: Each to be elected to hold office until the 2013 Annual Meeting of Stockholders and until their successors are elected and qualified. Balu Balakrishnan, Alan D. Bickell, Nicholas E. Brathwaite, William George, Balakrishnan S. Iyer, E. Floyd Kvamme, Steven J. Sharp

2.	To approve, on an advisory basis, the compensation of Power Integrations’ named executive officers.

3.	To approve the Power Integrations, Inc. 2007 Equity Incentive Plan, as amended to increase the aggregate number of shares of the company’s common stock authorized for issuance under the plan.

4.	To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of Power Integrations, Inc. for the fiscal year ending December 31, 2012.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to Power Integrations, Inc. from San Jose Airport

	1.	Head southeast on Airport Blvd
è	2.	Slight right to stay on Airport Blvd (signs for Departures A/Terminal C)
è	3.	Slight right (signs for CA-87/US-101/Skyport Dr)
è	4.	Slight right to merge onto CA-87 S/Guadalupe Pkwy toward Downtown
	5.	Take the exit onto I-280 S toward US-101
	6.	Take the exit onto US-101 S toward Los Angeles
	7.	Take the Hellyer Ave exit
ç	8.	Turn left at Hellyer Ave
		5245 Hellyer Ave San Jose, CA

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

à	Internet – Go to www.investorvote.com/POWI Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

à	Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

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Email – Send an email to investorvote@computershare.com with “Proxy Materials Power Integrations” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse side, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by June 1, 2012.

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